UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EPR Properties

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPR Properties
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Vote by Internet
• Go to www.envisionreports.com/EPR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Shareholder Meeting Notice
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Important Notice Regarding the Availability of Proxy Materials for the EPR Properties Shareholder Meeting to be Held on June 1, 2018
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:
www.envisionreports.com/EPR
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/EPR to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 23, 2018 to facilitate timely delivery.
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Shareholder Meeting Notice
EPR Properties’ Annual Meeting of Shareholders will be held on Friday, June 1, 2018 at the Company’s offices, 909 Walnut St., Suite 200, Kansas City, MO 64106, at 11:00 a.m. Central Time.
Proposals to be voted on at the meeting are listed below along with the Board of Trustees’ recommendations.
The Board of Trustees recommends a vote FOR the following proposals:
1. Election of Trustees: Thomas M. Bloch and Jack A. Newman, Jr.
2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials.
3. To approve an amendment to the Company’s Declaration of Trust to declassify the Board of Trustees.
4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.
Other business as may properly come before the meeting and any adjournment or postponement thereof may be transacted at the meeting.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
Directions to the EPR Properties 2018 Annual Meeting
DIRECTIONS TO THE ANNUAL MEETING EPR PROPERTIES CORPORATE OFFICE
909 WALNUT ST., SUITE 200
KANSAS CITY, MISSOURI 64106
From I-35
Take I-35 to exit 2W, the 12th Street exit. Go east to Walnut, approximately 8 blocks. Turn left onto Walnut and continue north until you see 909 Walnut on the right. You can park in the attached garage in spaces labeled EPR Properties, bring in your ticket for validation. Take the elevators to the 2nd floor.
From I-70
Take I-70 to the Main Street exit. Go south on Main until you reach 10th street, approximately 4 blocks. Turn left onto 10th St and then an immediate left on Walnut. 909 Walnut is on the right. You can park in the attached garage in spaces labeled EPR Properties, bring in your ticket for validation. Take the elevators to the 2nd floor.
Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/EPR. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send email to investorvote@computershare.com with “Proxy Materials EPR Properties” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 23, 2018.
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